                                EXHIBIT 23(H)(4)
                          EXPENSE LIMITATION AGREEMENT

                          EXPENSE LIMITATION AGREEMENT


         EXPENSE LIMITATION AGREEMENT, effective as of March 1, 2002 by and between AEGON/Transamerica Fund Advisers, Inc. (the "Investment Manager") and IDEX Mutual Funds (the "Company"), on behalf of each series of the Company set forth in Schedule A (each a "Fund," and collectively, the "Funds").

         WHEREAS, the Company is a Massachusetts business trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Company; and

         WHEREAS, the Company and the Investment Manager have entered into investment advisory agreements on behalf of the Funds as set forth in Schedule A, ("Management Agreements"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

         WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

NOW THEREFORE, the parties hereto agree as follows:

1.       Expense Limitation.

         1.1. Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager, but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund's business ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

         1.2 Operating Expense Limit. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule B based on a percentage of the average daily net assets of each Fund.

         1.3 Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule C. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund without the consent of the Company by delivering a revised Schedule C to the Company reflecting such extension. Such an extension must continue at the same Operating Expense Limit amount specified on Schedule B.

         1.4. Method of computation. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be annualized. If the annualized Fund Operating Expenses for any month of a Fund exceed the Operating Expense Limit of such Fund, the Investment Manager shall remit to the appropriate Fund or Funds an amount that, together with the waived or reduced investment-management fee, is sufficient to pay that day's Excess Amount.

2.       Reimbursement of Fee Waivers and Expense Reimbursements.

                  If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of such Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the

                  Investment Manager to such Fund pursuant to Section I hereof (the "Reimbursement Amount") during any of the previous thirty-six (36) months beginning with the effective date of this Agreement, to the extent that the Fund's annualized Operating Expenses plus the amount so reimbursed equals, for such day, the Operating Expense Limit provided in Schedule B, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

         3.       Term and Termination of Agreement.

         This Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business.

         4        Miscellaneous.

         4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way efine or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company's Board of Directors of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

         4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


                            AEGON/TRANSAMERICA FUND ADVISERS, INC.


                            By: /s/ John K. Carter
                               ---------------------------------------------
                               John K. Carter
                               Vice President, General Counsel,
                               Compliance Officer & Secretary

                               IDEX MUTUAL FUNDS

                            By: /s/ Gayle A. Morden
                               ----------------------------------------------
                               Gayle A. Morden
                               Assistant Vice President and Assistant Secretary

                                   SCHEDULE A
                               IDEX MUTUAL FUNDS

                            Effective March 1, 2001:

                     IDEX American Century Income & Growth
                      IDEX American Century International
                           IDEX Gabelli Global Growth
                        IDEX Great Companies - America(SM)
                         IDEX Great Companies - Global(2)
                      IDEX Great Companies - Technology(SM)
                         IDEX Isabelle Small Cap Value
                           IDEX Janus Growth & Income
                               IDEX Munder Net50

                               IDEX MUTUAL FUNDS

                            Effective March 1, 2002:

                       IDEX T. Rowe Price Health Sciences
                    IDEX Transamerica Convertible Securities
                         IDEX Transamerica Money Market
                            IDEX PIMCO Total Return
                        IDEX Aggressive Asset Allocation
                       IDEX Conservative Asset Allocation
                         IDEX Moderate Asset Allocation
                  IDEX Moderately Aggressive Asset Allocation

                               IDEX MUTUAL FUNDS

                            Effective April 1, 2002:

                         IDEX Protected Principal Stock

                                   SCHEDULE B
                            OPERATING EXPENSE LIMITS



This Agreement relates to the following Funds of the Company:

------------------------------------------------------------------------------------------------------------
                           FUND NAME                                    MAXIMUM OPERATING EXPENSE
                                                                         LIMIT EFFECTIVE THROUGH
                                                                             APRIL 30, 2003
------------------------------------------------------------------------------------------------------------
             IDEX American Century Income & Growth                                 1.50%
------------------------------------------------------------------------------------------------------------
              IDEX American Century International                                  1.60%
------------------------------------------------------------------------------------------------------------
                  IDEX Gabelli Global Growth                                       1.40%
------------------------------------------------------------------------------------------------------------
               IDEX Great Companies - America(SM)                                    1.20%
------------------------------------------------------------------------------------------------------------
                IDEX Great Companies - Global(2)                                     1.20%
------------------------------------------------------------------------------------------------------------
              IDEX Great Companies - Technology(SM)                                  1.20%
------------------------------------------------------------------------------------------------------------
                 IDEX Isabelle Small Cap Value                                     1.50%
------------------------------------------------------------------------------------------------------------
                  IDEX Janus Growth & Income                                       1.60%
------------------------------------------------------------------------------------------------------------
                       IDEX Munder Net50                                           1.60%
------------------------------------------------------------------------------------------------------------
              IDEX T. Rowe Price Health Sciences                                   1.60%
------------------------------------------------------------------------------------------------------------
           IDEX Transamerica Convertible Securities                                1.35%
------------------------------------------------------------------------------------------------------------
                IDEX Transamerica Money Market                                     0.48%
------------------------------------------------------------------------------------------------------------
                    IDEX PIMCO Total Return                                        1.30%
------------------------------------------------------------------------------------------------------------
                IDEX Protected Principal Stock                                     1.90%
------------------------------------------------------------------------------------------------------------
               IDEX Aggressive Asset Allocation                                    0.45%
------------------------------------------------------------------------------------------------------------
              IDEX Conservative Asset Allocation                                   0.45%
------------------------------------------------------------------------------------------------------------
                IDEX Moderate Asset Allocation                                     0.45%
------------------------------------------------------------------------------------------------------------
          IDEX Moderately Aggressive Asset Allocation                              0.45%
---------------------------------------------------------------- -------------------------------------------

                                   SCHEDULE C
                      DURATION OF OPERATING EXPENSE LIMITS



The duration of each Operating Expense Limit shall be as follows:

                                                              Date on Which
                                                              Operating Expense
Name of Fund                                                  Limit Terminates
------------                                                  -----------------

IDEX American Century Income & Growth                         April 30, 2003
IDEX American Century International                           April 30, 2003
IDEX Gabelli Global Growth                                    April 30, 2003
IDEX Great Companies - America(SM)                            April 30, 2003
IDEX Great Companies - Global(2)                              April 30, 2003
IDEX Great Companies - Technology(SM)                         April 30, 2003
IDEX Isabelle Small Cap Value                                 April 30, 2003
IDEX Janus Growth & Income                                    April 30, 2003
IDEX Munder Net50                                             April 30, 2003
IDEX T. Rowe Price Health Sciences                            April 30, 2003
IDEX Transamerica Convertible Securities                      April 30, 2003
IDEX Transamerica Money Market                                April 30, 2003
IDEX PIMCO Total Return                                       April 30, 2003
IDEX Protected Principal Stock                                April 30, 2003
IDEX Aggressive Asset Allocation                              April 30, 2003
IDEX Conservative Asset Allocation                            April 30, 2003
IDEX Moderate Asset Allocation                                April 30, 2003
IDEX Moderately Aggressive Asset Allocation                   April 30, 2003














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